Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Arcellx, Inc. of our report dated February 27, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Arcellx, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

San Jose, California

January 2, 2026

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